NOTICE AND PROXY STATEMENT


NAIC GROWTH FUND, INC.

NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

May 18, 2000


To the shareholders of the NAIC Growth Fund, Inc.:

Notice is hereby given that the 2000 Annual Meeting of Shareholders (the Meeting) of the NAIC Growth Fund, Inc. (the Fund) will be held at the Funds principal executive offices located at 711 West Thirteen Mile Road, Madison Heights, Michigan, on Thursday, May 18, 2000 at 2:00 p.m. for the following purposes:

1.  To elect a Board of eight (8) Directors;

2. To ratify or reject the selection of Arthur Andersen LLP as independent auditors of the Fund for the calendar year ending December 31, 2000; and

3. To act upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 2000 as the record date for the determination of shareholders entitled to vote at the Meeting or any adjournment thereof.

You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed proxy form and return it promptly in the envelope provided for that purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors




Lewis A. Rockwell
Secretary

April 7, 2000























PROXY STATEMENT

NAIC GROWTH FUND, INC.
711 West Thirteen Mile Road
Madison Heights,  Michigan 48071




2000 Annual Meeting of Shareholders
May 18, 2000




INTRODUCTION



This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NAIC Growth Fund, Inc., a Maryland corporation (the Fund), to be voted at the 2000 Annual Meeting of Shareholders of the Fund (the Meeting), to be held at the executive offices of the National Association of Investors Corporation, 711 West Thirteen Mile Road, Madison Heights, Michigan 48071, at 2:00 p.m. on May 18, 2000. The approximate mailing date of this Proxy Statement is April 7, 2000

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein.

Unless instructions to the contrary are marked, proxies will be voted for The election of eight Directors and for the ratification of the independent auditors. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.

The Directors have fixed the close of business on March 23, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of December 31, 1999, the Fund had outstanding 1,732,982 shares of common stock, par value $0.001 per share. To the knowledge of management of the Fund no person owned beneficially more than 5% of its outstanding shares at such date.

To the knowledge of the Fund as of December 31, 1999, the following number of shares of the Funds common stock $0.001 par value were beneficially owned by each director and by all directors and officers of the Fund as a group:





















                              Number of Shares and Nature
                           of Beneficial Ownership as of        Percent
       Owner                    December 31, 1999 (a)           of Class

All Officers and Directors as
a group  (8 persons)                  45,843                     2.65

Thomas E. OHara                       7,659                       *

Kenneth S. Janke                      13,135                       *

Lewis A. Rockwell                     12,750                       *

Peggy L. Schmeltz                      7,036                       *

Cynthia P. Charles                     1,458                       *

Carl A. Holth                          1,176                       *

James M. Lane                          2,000                       *

Benedict J. Smith                        629                       *



(a) The nature of beneficial ownership of shares shown in this column is sole voting and investment power unless otherwise indicated. The shares shown for Messrs. OHara, Janke and Rockwell include 6,483 shares owned by the Mutual Investment Club of Detroit Limited Partnership, a Michigan limited partnership, of which Messrs. OHara, Rockwell and Janke are general partners. The individual retirement accounts of Messrs. OHara and Janke are limited partners of the Mutual Investment Club of Detroit Limited Partnership. The shares shown for Messrs. OHara and Janke also include 232 shares owned by the National Association of Investors Corporation and held by NAIC Associates, a Michigan co-partnership, a nominee partnership in which Messrs. OHara, Janke and James T. Sobol (Vice President of Finance of the National Association of Investors Corporation) are the sole partners. The shares shown for Mr. Janke include 6,120 shares owned by a trust of which he is trustee and 300 shares owned by his wife. The shares shown for Mrs. Charles include 729 shares owned jointly with her children. The shares shown for Mr. Holth are owned by a revocable living trust of which he is trustee.

*     Less than 1%.
























The Directors have elected three (3) officers for the Fund. The following sets forth information concerning each of these officers:

        Office                              Name and Age         Served Since

Chairman of the Board and Chief         Thomas E. OHara - 84        1989
Executive Officer

President, Chief Operating Officer      Kenneth S. Janke - 65       1989
And Treasurer

Secretary                               Lewis A. Rockwell - 81      1989



The Fund has no standing nominating or compensation committees of the Board of Directors, or committees performing similar functions. The Fund has a Management Proxy Committee comprised of Messrs. OHara and Janke to cast votes represented by properly executed proxies. The Fund also has an audit committee comprised of Messrs. OHara, Holth and Smith. Messrs. Holth and Smith are independent directors within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. A copy of the report of the audit committee is attached hereto as Exhibit A. The Board of Directors of the Fund has not adopted a written charter for the audit committee.

The Directors of the Fund know of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

















PROPOSAL NO. 1
(Election of Directors)

A Board of eight (8) Directors to serve for a term of one (1) year, or until their successors are elected and qualified, is to be elected at the Meeting. Unless authorization to do so is withheld, it is intended that the proxies will be voted for the election of the nominees named below. Directors will be elected by a plurality of votes cast at the Meeting. If any nominee becomes unavailable for election, an event not now anticipated by the Board of Directors, the proxy will be voted for such other nominee as may be designated by the Board of Directors. All nominees are presently Directors of the Fund and have consented to continuing as Directors.
Listed below are all nominees and their backgrounds.









Nominee Directors

                                           Director
Name and Address   Age     Position Held    Since      Business Experience

Thomas E. OHara *  84  Chairman of the Board, 1989  Chairman of the Board and
                                                    Chief Executive Officer
                                                    Trustee of the National
                                                    and Director Association
                                                    of Investors Corporation
                                                    (NAIC) and Growth Fund
                                                    Advisor, Inc.,the Funds
                                                    Investment Adviser (the
                                                    Investment Adviser).

Kenneth S. Janke * 65  Director, President,   1989  President and Trustee
                       Chief Operating Officer      of NAIC and Investment
                       And Treasurer                Adviser;Director,AFLAC;
                                                    Partner,NAIC Associates

Lewis A. Rockwell * 81 Director and Secretary 1989  Counsel to the law firm of Bodman, Longley &
                                                    Dahling LLP, counsel to
                                                    the Fund, NAIC and the
                                                    Investment Adviser;
                                                    Trustee and Secretary of
                                                    the Investment Adviser.

Peggy L. Schmeltz * 72  Director              1989  Adult Education Teacher.


Cynthia P. Charles  78  Director              1989  Retired.

Carl A. Holth       67  Director              1989  President and Director,
                                                    Greater Detroit Capital
                                                    Corporation; Director,
                                                    Sunshine Fifty, Inc. and
                                                    Harrison Piping Supply,
                                                    Inc.

Benedict J. Smith   79  Director              1996  Retired; Director and
                                                    Treasurer, Detroit
                                                    Executive Service Corps.
                                                    Director, Vista Maria;
                                                    Trustee, Henry Ford
                                                    Health System Behavioral
                                                    Services

James M. Lane      70      Director           1997  Retired;  Director,
                                                    Chateau Communities,Inc.,
                                                    Wheaton College, William
                                                    Tyndale College, Baseball
                                                    Chapel, Inc. and
                                                    Christian Camps, Inc.


* An interested person of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

There were four (4) meetings of the Board of Directors held during the past year. Each Director attended at least 75% of the meetings of the Board of Directors and committees of the board on which he or she served during 1999 except Mr. Lane.
Compensation of Directors and Officers
and Ownership Reports

The Directors of the Fund who are not affiliated with the Investment Adviser or the Investment Advisers affiliates are paid $1,500 per year plus $100 per meeting attended. The Chairman and President are not compensated by the Fund, except for out-of-pocket expenses relating to attendance at meetings and other operations of the Fund.

Directors and officers of the Fund and certain of its affiliates and beneficial owners of more than 10% of the Funds common stock are required to file initial reports of ownership and reports of changes in ownership of the Funds common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended. The Fund has reviewed such reports received by it and written representations of such persons who are known by the Fund, and based solely upon such review, the Fund believes that during the year ended December 31, 1999 all filing requirements were met.

Investment Advisor

Growth Fund Advisor, Inc., a Michigan corporation which is registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940 (the Investment Adviser), provides the Fund with investment advisory services and, subject to the authority of the Board of Directors of the Fund, is responsible for the overall management of the Funds business affairs.
The Investment Adviser is a wholly owned subsidiary of N.A.I.C. Holding Corporation, a Michigan corporation which conducts no business activities. National Association of Investors Corporation (NAIC) and N.A.I.C. Holding Corporation are each wholly owned subsidiaries of the National Association of Investment Clubs Trust (the Trust).


The Fund has entered into an Investment Advisory Agreement dated October 2, 1989, as amended (the Advisory Agreement), between the Fund and the Funds former investment adviser, NAIC. The Investment Adviser took over the investment advisory services to the Fund under the Advisory Agreement on September 1, 1999. The shareholders approved the continuance of the Advisory Agreement through June 30, 1993 and modification to the Advisory Agreement at the Annual Meeting of Shareholders which was held on May 21, The Advisory Agreement, which became effective on July 2, 1990, continues in effect for a period of two years from its effective date and thereafter only so long as such continuance is specifically approved at least annually by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund. The continuance of the Advisory Agreement through June 30, 2001 was approved by the Board of Directors of the Fund at its meeting on December 9, 1999.

The address of the Investment Adviser is the same as the Fund. Messrs. OHara, Janke and Rockwell, who are directors and officers of the Fund, are also trustees and officers of the Trust. See Proposal No. 1 - Nominee Directors. The Fund is the Investment Advisers sole advisory client.

The following table set forth the name, title and principal occupation of the officers and trustees of the Investment Adviser. The address of each is the address of the Fund.























                      Position With
                       Growth Fund
Name                   Advisor, Inc.   Other Principal Occupation


Warren B. Alexander    Trustee         Retired

Donald E. Danko        Trustee         Managing Editor of Better Investing

Lorrie Gustin          Trustee         Consultant, Stand In Office Services
                                       (1995-Present);Vice President, W.R.
                                       Gustin & Associates, Inc. (1956-1995)

Robert W. Hague        Trustee        Investment adviser for SIGMA
                                      Investment Counselors (1989-Present)

Richard H. Holthaus    Trustee        Vice President, Fleishman-Hillard
                                      (1992-Present)
Kenneth S. Janke       Trustee and    President and Trustee of NAIC
                       President

Kenneth R. Lightcap    Trustee        Weller, OSullivan, Zucherman &
                                      Lightcap,(1996-Present) Vice President,
                                      Director Public Relations, Pedone &
                                      Partners (1994-1996)

Leroy F. Mumford       Trustee        Retired

Thomas E. OHara       Trustee and    Chairman and Trustee of NAIC
                       Chairman of
                       The Board

Lewis A. Rockwell      Trustee and    Counsel to the law firm of Bodman,
                       Secretary      Longley & Dahling LLP (1990-Present);
                                      President,Director, Secretary,
                                      Sunshine-Fifty, Inc.

Ralph L. Seger, Jr.    Trustee        President, Seger-Elvekrog, Inc.
                                      (1981-Present)

Peggy L. Schmeltz      Trustee        Adult Education Teacher

Elizabeth N. Hamm      Trustee        Adult Education Teacher

Robert Wynn            Trustee        Financial Education Officer, Wisconsin
                                      Dept.of Financial Institutions
                                      (1998-Present); Director of Minority
                                      Business Development, Wisconsin Dept.
                                      of Commerce (1985-1998)



The address of the Trust is the address of the Fund. The trustees of the Investment Adviser are also the trustees of the Trust. No officer, director or trustee of the Fund or the Investment Adviser has any direct or indirect interest in the Investment Adviser or the Trust.











Advisory Agreement

The Advisory Agreement provides that, subject to the direction of the Board of Directors of the Fund, the Investment Adviser is responsible for the actual management of the Funds portfolio. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser, subject to review by the Board of Directors of the Fund.


Fees and Expense

For the services provided by the Investment Adviser under the Advisory Agreement, the Fund is to pay to the Investment Adviser a monthly fee at an annual rate of three-quarters of one percent (0.75%) of the weekly net assets of the Fund; however, if the weekly net asset value of the Fund is below Three Million Eight Hundred Thousand and 00/100 ($3,800,000.00) Dollars, no Investment Advisers fee will be paid or accrued by the Fund to the Investment Adviser for that week. The Investment Adviser was paid fifty percent (50%) of the three-quarters of one percent (0.75%) for 1999.


In addition to the fee of the Investment Adviser, the Fund pays all of the other costs and expenses of its operation including, among other things, expenses for legal and auditing services, costs of printing proxies, stock certificates and shareholder reports, charges of the custodian, transfer agent, Securities and Exchange Commission fees, fees and expenses of unaffiliated directors, accounting and pricing costs, membership fees and trade associations, insurance, interest, brokerage costs, taxes, stock exchange listing fees and expenses, expenses of qualifying the Funds shares for sale in various states and other miscellaneous expenses properly payable by the Fund. The Advisory Agreement provides that in the event the average weekly net asset value of the Fund falls below Three Million Eight Hundred Thousand and 00/100 ($3,800,000.00) Dollars, the Investment Adviser will not be paid its fee, nor will such fee be accrued. The Advisory Agreement provides that the Fund may not incur annual aggregate expenses in excess of two percent (2%) of the first Ten Million and 00/100 ($10,000,000.00) Dollars of the Funds average net assets, one and one-half percent (1 1/2%) of the next Twenty Million and 00/100 ($20,000,000.00) Dollars of the average net assets, and one percent (1%) of the remaining average net assets for any fiscal year. Any excess expenses shall be the responsibility of the Investment Adviser. The pro rata portion of the estimate annual excess expenses will be offset against the Investment Advisers monthly fee. In the event such amount exceeds the fee payable in any month, no fees shall be collected by the Investment Adviser at such time.


Termination

The Advisory Agreement is not assignable within the meaning of the Investment Advisers Act of 1940. The Advisory Agreement may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by a vote of the majority of the outstanding voting securities of the Fund. The Investment Adviser may terminate the Advisory Agreement upon sixty days notice to the Fund.




Use of Name

NAIC has become well known through its educational activities and publications. The Fund had no prior operating history and therefore at the time of the initial offering was not well known. As a result, NAIC consented to allow the Fund to use NAIC as part of the Funds name. The
Fund acknowledges that NAIC may withdraw from the Fund the use of its name, however in doing so, the Investment Adviser agrees to submit the question of continuing the Advisory Agreement to a vote of the Funds shareholders at that time. The Advisory Agreement also reserves the right of the Investment Adviser to grant the use of its name in whole or in part to another investment company or business enterprise. However, the Investment Adviser agrees to submit the question of continuing the Advisory Agreement to the vote of the Funds shareholders at that time.


Portfolio Transactions and Brokerage

Subject to the policies established by the Board of Directors of the Fund, the Investment Adviser is primarily responsible for the execution of the Funds portfolio transactions and the allocation of brokerage. In executing such transactions, the Investment Adviser seeks to obtain the most favorable execution and price taking into account such factors as price, size of order, difficulty of execution and operation of facilities of the firm involved and the firms risk in positioning a block of securities.

The Investment Adviser and the Fund have no obligations to deal with any broker or group of brokers in executing transactions in portfolio securities. The Investment Adviser is also authorized to consider, in selecting brokers or dealers with which such orders may be placed, certain statistical, research and other information or services furnished to the Investment Adviser by brokers or dealers (the terms statistical, research and other information or services include advice as to the value of securities, the responsibility of investing in, purchasing or selling securities; the availability of securities or purchasers or sellers of securities; and the furnishing of analysis and reports concerning issuers, industries, securities, economic factors and trends, and portfolio strategy in the performance of accounts). The Investment Adviser may pay a broker a commission in excess of that which another broker might charge in recognition of the value of the statistical, research and other information provided by such broker.

The Investment Adviser will also make recommendations as to the manner in which voting rights, rights to consent to corporate action or other rights pertaining to the Funds portfolio securities will be exercised.

A substantial portion of the securities in which the Fund will invest may be traded in the over-the-counter market, and the Fund intends to deal directly with the dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the Investment Company Act of 1940
(the 1940 Act), persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, the Fund will not deal with affiliated persons in connection with such transactions. However, affiliated persons of the Fund may serve as its broker in the over-the-counter market and other transactions conducted on an agency basis.

The Board of Directors of the Fund has adopted certain policies incorporating the standards of Rule 17e-1 issued by the Securities and Exchange Commission under the 1940 Act, which require that the commissions paid to affiliates of the Fund, or to affiliates of such persons, must be reasonable and fair compared to the commissions, fees or other remuneration received or to be received by other brokers in connection with comparable transactions involving similar securities during a comparable period of time. The rule and procedures also contain review requirements and require the Investment Adviser to furnish reports to the Board of Directors of the Fund and to maintain records in connection with such reviews. After consideration of all factors deemed relevant, the Board of Directors of the Fund will consider from time to time whether the advisory fee will be reduced by all or a portion of the brokerage commission given to brokers that are affiliated with the Fund.

The aggregate dollar amount of brokerage commissions paid by the Fund during its fiscal year ended December 31, 1999 was $15,053. No such fees were paid to any brokers that are affiliated with the Fund.










PROPOSAL NO. 2
(Selection of Independent Accounts)

The Board of Directors has selected Arthur Andersen LLP, independent accountants, to examine the financial statements of the Fund for the year ending December 31, 2000. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting where they will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. There has been no change in the Funds accountants since the creation of the Fund. The Board of Directors recommends that shareholders vote FOR the ratification of Arthur Andersen LLP as the independent accountants for the Fund.


PROPOSALS OF SHAREHOLDERS

Shareholder proposals for the 2001 Annual Meeting of Shareholders must be received by the Fund at P.O. Box 220, Royal Oak, Michigan 48068 before the close of business on December 10, 2000 for consideration for inclusion in the Funds proxy statement. Shareholder proposals should be addressed to the attention of the Funds Secretary.


MISCELLANEOUS

The Board of Directors is not aware of any other business that will be presented for action at the Meeting. If any other business comes before the Meeting, the Management Proxy Committee has been directed by the Board of Directors to cast such votes at its discretion. The cost of preparing and mailing the notice of meeting, proxy statement and proxy to the shareholders will be borne by the Fund.

By Order of the Board of Directors


April 7, 2000

Lewis A. Rockwell, Secretary
































EXHIBIT A



Report of Audit Committee


April 7, 2000


To the Board of Directors of the NAIC Growth Fund, Inc.:


We have reviewed and discussed with management the Funds audited financial statements as of and for the year ended December 31, 1999.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Funds Annual Report on Form N-SAR for the year ended December 31, 1999.

Thomas E. OHara, Chairman

Carl A. Holth, Member
Benedict J. Smith, Member